UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019

Great Elm Capital Corp.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01211	81-2621577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA		02453
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GECC	Nasdaq Global Market
6.50% Notes due 2022	GECCL	Nasdaq Global Market
6.75% Notes due 2025	GECCM	Nasdaq Global Market
6.50% Notes due 2024	GECCN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 12, 2019, Great Elm Capital Group, Inc., which is the parent company of Great Elm Capital Management, Inc., the investment manager for Great Elm Capital Corp. (the “Company”), and which currently holds approximately 19.5% of the Company’s outstanding common stock, issued its earnings press release and related investor presentation that included information indicating:

•	accrued but unpaid incentive fees and deferred incentive fees due from the Company of $0.7 million for the three months ended September 30, 2019;
•	management fees due from the Company of $0.8 million for the three months ended September 30, 2019; and
•	administration fees due from the Company of $0.3 million for the three months ended September 30, 2019.

The foregoing information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

 Item 7.01 Regulation FD Disclosure.

See “Item 2.02 Results of Operations and Financial Condition” above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM CAPITAL CORP.

Date: November 12, 2019	/s/ Keri A. Davis______________________
	By:	Keri A. Davis
	Title:	Chief Financial Officer